Exhibit 23

W. T. Uniack & Co., CPAs P.C.

1003 Weatherstone Parkway, Suite 320

Woodstock, Georgia 30188

November 13, 2008

GoldCorp Holdings Co.

5709 Manatee Avenue

West Bradenton, Florida 34209

As independent auditors of GoldCorp Holdings Co., we hereby consent to the incorporation of our report dated October 29, 2008, relating to the balance sheet of GoldCorp Holdings Co. as of December 31, 2007 and 2006, and the related statements of operations, changes in stockholders' equity and cash flows for the years ended December 31, 2007 and 2006 in the Form 10 Registration Statement of GoldCorp Holdings Co.

/s/ W.T. Uniack & Co., CPAs P.C.

W.T. Uniack & Co., CPAs P.C.

Woodstock, Georgia

November 13, 2008